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  FOR IMMEDIATE RELEASE:                                               CONTACT:
                                                               Thomas J.Martini
                                                                   800.322.6007
                                                                   cfo@nrvh.com




        NATIONAL R.V. HOLDINGS TO MOVE LISTING TO THE NYSE ARCA EXCHANGE


PERRIS, Calif., October 11, 2006 - National R.V. Holdings, Inc. (NYSE: NVH) announced today that it intends to move the listing of its common stock to the NYSE Arca exchange. The Company's ticker symbol, NVH, will not change. The Company's common stock is scheduled to begin trading on the NYSE Arca on Friday, October 13, 2006.

"We are pleased to have an opportunity to continue our relationship with the New York Stock Exchange and list our common stock on NYSE Arca. We believe this transition will be seamless to our stockholders, as we will retain our existing ticker symbol. In addition, we will have the benefit of the NYSE Arca's electronic trading platform that we are confident will continue to provide our investors with the liquidity and superior trade execution for which the New York Stock Exchange is recognized," commented National R.V. Holdings' CEO Brad Albrechtsen.

The Company's common stock has traded on the New York Stock Exchange since December 1998 and the Company expects to continue trading on it until the NYSE Arca listing becomes effective. As originally announced by the Company in November 2005, the Company no longer met the NYSE's market capitalization and stockholders' equity continued listing criteria. As a result, the Company made an application to move its listing to NYSE Arca.

About NYSE Arca

NYSE Arca, a wholly owned subsidiary of NYSE Group, Inc. (NYSE: NYX), operates the first open, all-electronic stock exchange in the United States and has a leading position in trading exchange-traded funds and exchange- listed securities. NYSE Arca is also an exchange for trading equity options. NYSE Arca's trading platform links traders to multiple U.S. market centers and provides customers with fast electronic execution and open, direct and anonymous market access.

About National R.V. Holdings, Inc.

National R.V. Holdings, Inc., through its two wholly owned subsidiaries, National RV, Inc. (NRV) and Country Coach, Inc. (CCI), is one of the nation's leading producers of motorized recreation vehicles. NRV is located in Perris, California where it produces Class A gas and diesel motor homes under model names Dolphin, Islander, Pacifica, Sea Breeze, Surf Side, Tradewinds and Tropi-Cal. CCI is located in Junction City, Oregon where it produces high-end Class A diesel motor homes under the model names Affinity, Allure, Inspire, Intrigue, Tribute, Rhapsody and Magna, and bus conversions under the Country Coach Prevost brand.

This release and other statements by the Company contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including statements about the Company's future expectations, performance, plans, and prospects, as well as assumptions about future events. Investors are cautioned that forward-looking statements are inherently uncertain. Actual performance and results may differ materially from that projected or suggested herein due to certain risks and uncertainties including, without limitation, the cyclical nature of the recreational vehicle industry; continuation of losses; the ability of the Company to address the effects caused by fiberglass material supplied by a third party supplier; the ability of the Company to obtain long-term debt financing; seasonality and potential fluctuations in the Company's operating results; any material weaknesses in the Company's internal control over financial reporting or the failure to remediate any of the previously disclosed material weaknesses; any failure to implement required new or improved controls; the Company's ability to maintain its stock exchange listing; the Company's dependence on chassis suppliers; potential liabilities under dealer/lender repurchase agreements; competition; government regulation; warranty claims; product liability; and dependence on certain dealers and concentration of dealers in certain regions. Certain risks and uncertainties that could cause actual results to differ materially from that projected or suggested are set forth in the Company's Form 10-K and other filings with the Securities and Exchange Commission (SEC) and the Company's public announcements, copies of which are available from the SEC or from the Company upon request.


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